EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-10455 of WorldCom, Inc. of our report dated March 7, 1994 (relating to the financial statements of IDB Communications Group, Inc. not separately presented herein or incorporated by reference) incorporated by reference in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Los Angeles, California
November 4, 1996